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                                                       EXHIBIT 4.03

                       AMENDMENT NO. 2 TO NOTE AGREEMENT


                 THIS AGREEMENT, entered into as of January 27, 1994 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential") and NASHUA CORPORATION (the "Company").

                             W I T N E S S E T H :

                 WHEREAS, the parties hereto have executed and delivered that certain Note Agreement, dated as of September 13, 1991 (the "Note Agreement");

                 WHEREAS, Prudential is the holder of 100% of the Notes issued under the Note Agreement; and

                 WHEREAS, the parties hereto wish to amend certain terms of the Note Agreement.

                 NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1.       Amendments to the Note Agreement.

                              1.1 Paragraph 6A of the Note Agreement is hereby amended to read in its entirety as follows:

                                     "6A.  CURRENT RATIO.  The Company will not
                              at any time permit Consolidated Current Assets to be less than one hundred fifteen percent (115%) of Consolidated Current Liabilities."

                              1.2 Paragraph 6F of the Note Agreement is hereby amended:

                                     (a)  to delete the word "and" at the end
                              of clause (iv) thereof;

                                     (b)  to insert the following new clause
                              (v) immediately after clause (iv) thereof:

                                            "(v)  Transfers of all the Property
                                     associated with the Company's 'computer
                                     products segment' as accounted for in
                                     accordance with Financial Accounting
                                     Standards Board 14 (Segment of Business
                                     Reporting) and as disclosed in the
                                     footnotes to the Company's annual report;"
                                     and
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                          (c)  to renumber the existing clause (v) thereof to
                 become clause (vi) thereof.

                 1.3 The definition of "Consolidated Net Income" in paragraph 10B thereof is hereby amended:

                          (a)  to delete the word "and" at the end of clause
                 (ix) thereof;

                          (b) to delete the period at the end of clause (x) thereof and replace it with "; and "; and

                          (c) to add a new clause (xi) thereto to read in its entirety as follows:

                                  "(xi) a one time charge appearing as a
                          separate line item on the Company's income statement as 'restructuring and other charges' of up to $45,000,000 before income taxes of the Company incurred in the 4th quarter of 1993 and principally associated with the Company's write down of assets of its 'computer products segment' and the consolidation and restructuring of its office supplies and coated products segment.'"

        2. Effective Date. The terms of Section 1 of this Agreement shall be effective as of December 31, 1993.

        3.       Miscellaneous.

        3.1 Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Note Agreement.

        3.2 On and after the date hereof, each reference in the Note Agreement and the Notes issued thereunder shall mean and be a reference to the Note Agreement as amended by this Agreement.

        3.3 The Note Agreement, as amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

        3.4 This Agreement may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Agreement.
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                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to set their hands below as of the day and year first above written.




                                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                 By: Kevin J. Kraska
                                     ----------------------------
                                       Title:  Vice President



                                 NASHUA CORPORATION


                                 By: Daniel M. Junius
                                     ----------------------------
                                       Title:  Treasurer